U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                 FORM 12b-25



                        NOTIFICATION OF LATE FILING



(Check one):

[X] Form 10-K   [ ] Form 20-F   [ ] Form 11-K   [ ] Form 10-Q   [ ] Form N-SAR

For the Period Ended:  June 30, 1998


[ ]  Transition Report on Form 10-K      [ ]  Transition Report on Form 10-Q
[ ]  Transition Report on Form 20-F      [ ]  Transition Report on Form NN-SAR
[ ]  Transition Report on Form 11-K

For the Transition Period Ended:

READ INSTRUCTION (ON THE BACK PAGE) BEFORE PREPARING FORM, PLEASE PRINT OR TYPE.


     Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.


     If the notification related to a portion of the filing checked above, identify the item(s) to which the notification relates: __________________.

_______________________________________________________________________________

                       Part I. Registrant Information


Full Name of Registrant     ________La Jolla Diagnostics, Inc._____________

Former name if applicable   _______________________________________________

Address of principal executive office ( Street and number)

____________________________________7777 Fay Avenue, Suite 160_____________
City, State and Zip Code    ___________La Jolla, CA  92037_________________


_______________________________________________________________________________

                      Part II.  Rule 12b-25 (b) and (c)


     If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25, the following should be completed. (Check where appropriate.)

         (a) The reasons described in reasonable detail in Part III of this form could not be eliminated without reasonable effort or expense;

[X] (b) The subject annual report, semi-annual report, transition report on Form 10-K, Form 20-F, 11-K or Form N-SAR, or portion thereof will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q, or portion thereof will be filed on or before the fifth calendar day following the prescribed due date; and

         (c) The accountant's statement or other exhibit required by Rule 12b-25 (c) has been attached if applicable.

_______________________________________________________________________________

                           Part III.  Narrative


State below in reasonable detail the reasons why form 10-K, 20-F, 11-K, 10-Q, N-SAR or the transition report or portion thereof, could not be filed within the prescribed time period.

______There has been a delay in the finalization of our audit______________
______reports.  The Company, in conjunction with it's auditors, is in______
______the process of making final adjustments.  The reports should be______
______completed by October 12, 1998._______________________________________


_______________________________________________________________________________

                        Part VI.  Other Information


(1) Name and telephone number of person to contact in regard to this notification:

______________Don Brucker_____________(619)____________454-6790____________
                (Name)             (Area Code)    (Telephone Number)

(2) Have all other periodic reports required under Section 13 or 15 (d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) be filed? If the answer is no, identify report(s)

                                             [X]  Yes    [ ]  No

(3) Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?

                                             [ ]  Yes    [X]  No

If so: Attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.

_______________________La Jolla Diagnostics, Inc._________________________
            (Name of Registrant as Specified in charter)

has caused this notification to be signed on its behalf by the undersigned thereunto duly authorized.

Date  __September 25, 1998__           By:  _____/s/ Don Brucker__________
                                         President/Chief Executive Officer


INSTRUCTION: The form may be signed by an executive officer of the registrant or by any other duly authorized representative. The name and title of the person signing the form shall be typed or printed beneath the signature. If the statement is signed on behalf of the registrant by an authorized representative ( other than an executive officer), evidence of the representative's authority to sign on behalf of the registrant shall be filed with the form.